UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2016

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On October 14, 2016, Gulfport Energy Corporation (“Gulfport”) issued $650.0 million in aggregate principal amount of 6.000% Senior Notes due 2024 (the “Notes”). The Notes were issued under an indenture, dated as of October 14, 2016, among Gulfport, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as the trustee (the “Indenture”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Notes Offering was contemplated by the purchase agreement among Gulfport, certain subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein, which purchase agreement was previously filed with the Securities and Exchange Commission. Under the Indenture, interest on the Notes will accrue at a rate of 6.000% per annum on the outstanding principal amount thereof from October 14, 2016, payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2017. The Notes will mature on October 15, 2024.

The Notes are Gulfport’s senior unsecured obligations and rank equally in right of payment with all of Gulfport’s other senior indebtedness, including Gulfport’s existing senior notes, and senior in right of payment to any of Gulfport’s future subordinated indebtedness. All of Gulfport’s existing and future restricted subsidiaries that guarantee its secured revolving credit facility or certain other debt guarantee the Notes, provided, however, that the Notes are not guaranteed by Grizzly Holdings, Inc. and will not be guaranteed by any of Gulfport’s future unrestricted subsidiaries. The guarantees rank equally in right of payment with all of the senior indebtedness of the subsidiary guarantors and senior in right of payment to any future subordinated indebtedness of the subsidiary guarantors. The Notes and the guarantees are effectively subordinated to all of Gulfport’s and the subsidiary guarantors’ secured indebtedness (including all borrowings and other obligations under Gulfport’s secured revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all obligations, including trade payables, of any of Gulfport’s subsidiaries that do not guarantee the Notes.

Gulfport may redeem some or all of the Notes at any time on or after October 15, 2019, at the redemption prices listed in the Indenture. Prior to October 15, 2019, Gulfport may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, any time prior to October 15, 2019, Gulfport may redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued prior to such date at a redemption price of 106%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from certain equity offerings.

If Gulfport experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If Gulfport sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Gulfport’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments, declare or pay dividends or make distributions on capital stock, prepay subordinated indebtedness, sell assets including capital stock of restricted subsidiaries, agree to payment restrictions affecting Gulfport’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens, engage in business other than the oil and gas business and designate certain of Gulfport’s subsidiaries as unrestricted subsidiaries. Certain of these covenants are subject to termination upon the occurrence of certain events.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, Gulfport and its subsidiary guarantors entered into a Registration Rights Agreement with the representatives of the initial purchasers, dated as of October 14, 2016 (the “Registration Rights Agreement”), pursuant to which Gulfport agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Gulfport also agreed to use its commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to the 330th day after the issue date of the Notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law). Gulfport may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Gulfport fails to satisfy these obligations under the Registration Rights Agreement, it agreed to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On October 6, 2016, Gulfport issued a conditional notice of optional redemption to redeem any and all of its 7.750% Senior Notes Due 2020 (the “7.750% Notes”) that remained outstanding following the expiration of the cash tender offer described under Item 8.01 below. In connection therewith, on October 14, 2016, Gulfport deposited, with Wells Fargo Bank, N.A., as registrar and paying agent for the 7.750% Notes (the “Paying Agent”), funds sufficient to redeem any 7.750% Notes remaining outstanding on November 5, 2016 (the “Redemption Date”). The redemption payment (the “Redemption Payment”) included approximately $196,539,000 of outstanding principal at a redemption price of 103.875% of the principal amount of the redeemed 7.750% Notes, plus accrued and unpaid interest thereon to the Redemption Date. Upon deposit of the Redemption Payment with the Paying Agent on October 14, 2016, the indenture governing the 7.750% Notes was fully satisfied and discharged. The 7.750% Notes, which bore interest at 7.750% per year, were scheduled to mature on November 1, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the issuance of the Notes is incorporated herein by reference, as applicable.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to Gulfport’s stockholders is incorporated herein by reference.

Item 8.01 Other Events.

On October 13, 2016, Gulfport issued a press release announcing the expiration of its cash tender offer to purchase any and all of the outstanding aggregate principal amount of the 7.750% Notes. At the time of expiration of the cash tender offer, $391,036,000 aggregate principal amount of the 7.750% Notes (65.17%) were validly tendered, which did not include $17,712,000 aggregate principal amount of the 7.750% Notes that remained subject to guaranteed delivery procedures. Gulfport accepted for payment all such 7.750% Notes validly tendered and not validly withdrawn in the tender offer and made payment for such 7.750% Notes on October 14, 2016.

On October 17, 2016, $12,425,000 aggregate principal amount of the 7.750% Notes were delivered pursuant to guaranteed delivery procedures. Gulfport accepted for payment all such 7.750% Notes and made payment for such 7.750% Notes on October 18, 2016.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

4.1	Indenture, dated as of October 14, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee (including the form of Gulfport Energy Corporation’s 6.000% Senior Notes due 2024).

4.2	Registration Rights Agreement, dated as of October 14, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Scotia Capital (USA) Inc., as representatives of the several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: October 19, 2016	By:	/s/ Aaron Gaydosik
Aaron Gaydosik
Chief Financial Officer

Exhibit Index

Number	Exhibit

4.1	Indenture, dated as of October 14, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee (including the form of Gulfport Energy Corporation’s 6.000% Senior Notes due 2024).

4.2	Registration Rights Agreement, dated as of October 14, 2016, among Gulfport Energy Corporation, the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC and Scotia Capital (USA) Inc., as representatives of the several initial purchasers.